SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K


CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


May 26, 2005
Date of report (Date of earliest event reported)


                   ENUCLEUS, INC.
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(Exact Name of Registrant as Specified in its Charter)


        0-14039                         11-2714721
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(Commission File Number) (I.R.S. Employer Identification No.)




4000 Main Street
Bay Harbor, MI 49770
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(Address of Principal Executive Offices)


231/439-2708
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(Registrant's telephone number, including area code)


ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 18, 2005, eNucleus, Inc. (the "Company") entered into an Asset Purchase Agreement and completed the purchase of certain assets of Acrux LLC ("Acrux"), a privately held company based in Illinois. Acrux provides intergrated java-based educational management software systems. Such assets include customer contracts, software and server equipment. Subject to the terms and conditions of the purchase agreement, Acrux received 350,000 shares of the common stock of the Company, plus a deferred cash payment equal to ten percent of the gross revenues relating to those acquired assets for a two year period, not to exceed $2.5 million. No other material relationship between the Company or its affiliates and Acrux exists.


ITEM 7.01 REGULATION FD DISCLOSURE

On May 26, 2005, we issued a press release, which appears as Exhibit 7.01.1 hereto, regarding our completion of the acquisition of certain assets of Acrux. Such press release is incorporated by reference in response to this
Item 7.01.


Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

EXHIBIT NO. 	DESCRIPTION


7.01.1	Press Release



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

 ENUCLEUS, INC.

Date: May 26, 2005 	By:  /s/ John C. Paulsen

                             John C. Paulsen
                             Chairman of the Board and
                             Chief Executive